EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Champion Industries, Inc. (the “Company”) on Form 10-K for the period ending October 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Marshall T. Reynolds, Todd R. Fry and Toney K. Adkins or, Chief Executive Officer, Chief Financial Officer and President and Chief Operating Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

•	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/Marshall T. Reynolds
Marshall T. Reynolds
Chief Executive Officer

By: /s/ Todd R. Fry
Todd R. Fry
Senior Vice President and Chief Financial Officer

By: /s/ Toney K. Adkins
Toney K. Adkins
President and Chief Operating Officer

A signed copy of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request

Date: January 16, 2006